UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 1, 2005

AMERICAN STANDARD COMPANIES INC.

(Exact name of registrant as specified in its charter)

Delaware	1-11415	13-3465896
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

One Centennial Avenue, P.O. Box 6820, Piscataway, NJ	08855-6820
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (732) 980-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

The Board of Directors of American Standard Companies Inc. elected Brad M. Cerepak as an officer of the Corporation to the position of vice president and controller effective August 1, 2005. Richard S. Paradise, who previously held that position, will serve as chief financial officer of the Corporation’s Bath and Kitchen business and will continue as an officer of the Corporation as vice president.

Prior to assuming his position as vice president and controller, Mr. Cerepak, 46, joined American Standard in 2003 as chief financial officer of the Corporation’s Bath and Kitchen business. Prior to joining American Standard, at Honeywell International, Mr. Cerepak served as vice president and chief financial officer of the Automation and Control Solution division from 2001 to 2003 and the vice president and chief financial officer of the Automotive Group division from 2000 to 2001. Prior to that, he spent five years with AlliedSignal in various financial capacities of increasing responsibility.

Prior to assuming his position as chief financial officer of the Corporation’s Bath and Kitchen business and vice president of the Corporation, Mr. Paradise, 43, served as vice president and controller of the Corporation since 2002. He joined American Standard as assistant controller in 2000. Prior to that, he spent ten years with AlliedSignal Inc. where he held financial positions of increasing responsibility, including director of Six Sigma and Credit.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

AMERICAN STANDARD COMPANIES INC.

By:	/s/ Mary Elizabeth Gustafsson
Name:	Mary Elizabeth Gustafsson
Title:	Senior Vice President, General Counsel and Secretary

DATE: August 1, 2005